THIS THIRD AMENDMENT TO THE STRATEGIC ALLIANCE AGREEMENT (this “Amendment”) made as of December 29, 2005, between GIGABEAM CORPORATION, a Delaware corporation (the “Company”), having its principal executive office at 470 Springpark Place, Suite 900, Herndon, VA 20170 and THINKOM SOLUTIONS, INC., a California corporation (“ThinKom”), having its principal executive offices at 3825 Del Amo Blvd, Suite 200, Torrance, CA 90503.

W I T N E S S E T H

WHEREAS, the Company and ThinKom entered into a certain Strategic Alliance Agreement dated January 5, 2004 (the “Agreement”), as amended, whereby the Company would design, manufacture and market a commercial point-to-point terrestrial wireless communications system utilizing a frequency range of 71 GigaHertz (“GHz”) through 76 GHz and 81 GHz through 86 GHz which incorporates ThinKom’s antenna component technologies;

WHEREAS, the Company and ThinKom desire to further amend certain of the terms and provisions of the Agreement,

NOW, THEREFORE, in consideration of the mutual covenants made herein and other good and valuable consideration, receipt of which is hereby acknowledged, the Company and ThinKom hereby agree as follows:

SECTION 1. Amendments to the Agreement. Effective as of the date hereof:

A.	Exhibit D to the Agreement, as amended, shall be deleted in its entirety and replaced with the Further Amended Exhibit D (the “Further Amended Exhibit D”), attached hereto as Appendix A.
B.
Change last two lines of Section 13 of the Agreement to read “last calendar quarter of year 2007” rather than “last calendar quarter of year 2006”. This will delay the ThinKom pay back of working capital advanced by Gigabeam to ThinKom, consistent with the delay of Minimum Purchases by Gigabeam from ThinKom as shown in Appendix A attached hereto.

SECTION 2. Representation and Warranties. The Company and ThinKom hereby represent and warrant as follows (with the effectiveness of this Amendment being further conditioned upon all such representations and warranties being true and correct in all material respects on the date of this Amendment):

(a)	The execution, delivery and performance by the Company and ThinKom of this Amendment has been duly authorized by all necessary corporate action;

(b)
This Amendment to which the Company and ThinKom is a party constitute legal, value and binding obligations of the Company and ThinKom, respectively, enforceable against it in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, equitable remedies and other similar laws affecting creditors’ rights generally, and except that the availability of equitable remedies is subject to the discretion of the court before which such remedies are sought:

(c)	No event has occurred and is continuing which has not been waived which constitutes a breach of the Agreement.

SECTION 3. Effect on the Agreement. Except as specifically amended hereby, the Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

SECTION 4. Execution of Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constituted but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier of facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed on their behalf in their respective corporate names by their duly authorized officers all as of the date first above written.

GIGABEAM CORPORATION

BY:	/s/ Douglas Lockie
Douglas Lockie
President & CTO

THINKOM SOLUTIONS, INC.

BY:	/s/ Michael A. Burke
Name: Michael A. Burke
Title: President & Chief Executive Officer

APPENDIX A

FURTHER AMENDED EXHIBIT D

MINIMUM PURCHASE LOTS OF ANTENNA MODULES

Quarter ending June 30, 2004	$100,000.00

Quarter ending September 30, 2004	$275,000.00

Quarter ending December 31, 2004	$275,000.00

2005	$771,816.65

2006	$1,153,183.40

2007	$3,000,000.00

2008	$6,500,000.00

2009	$8,800,000.00

2010 and each year thereafter	$10,000,000.00